Exhibit 10.14

TERMINATION OF DIRECTOR AGREEMENT

THIS TERMINATION OF DIRECTOR AGREEMENT (this “Termination Agreement”) is made and entered into as of June 6, 2023, by and among Beneficient Management, L.L.C. (“Ben Management”), The Beneficient Company Group, L.P. (“BCG”), Beneficient Management Counselors, L.L.C. (“Counselors”), Beneficient Holdings, Inc. (“BHI”) and James G. Silk (the “Director,” and together with Ben Management, BCG, Counselors and BHI, the “Parties” and each, a “Party”).

RECITAL

A. Director, Counselors and the other parties specified therein have entered into that certain letter agreement (the “Director Agreement”) dated December 31, 2019 setting forth the terms and conditions under which Director agreed to serve as (i) a director of Ben Management, which serves as the general partner of BCG and (ii) a trustee of The Beneficient Company Trust (the “Trust”), which is the sole member of Ben Management;

B. Effective September 21, 2022, (i) BCG, (ii) Avalon Acquisition, Inc., (iii) Beneficient Merger Sub I, Inc., a direct, wholly-owned subsidiary of BCG, and (iv) Beneficient Merger Sub II, LLC, a direct, wholly-owned subsidiary of BCG, entered into that certain Business Combination Agreement (as it may be amended from time to time, the “BCA”);

C. The BCA contemplates, among other things, that BCG will convert from a Delaware limited partnership to a Nevada corporation (the “Conversion”) to be named “Beneficient” (the “Corporation”) and that upon the consummation of the transactions contemplated by the BCA, it is anticipated that the Corporation will become a publicly-held company subject to the reporting obligations of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with shares of the Corporation’s Class A common stock, $0.001 par value per share (the “Class A Common Stock”) being registered pursuant to Section 12(b) of the Exchange Act and listed for trading on The NASDAQ Stock Market; and

D. It is contemplated that Director will be appointed as a director of the Corporation, and in connection therewith, the Parties desire to enter into this Termination Agreement setting forth the terms under which the Director Agreement will be terminated effective as of the effectiveness of the Conversion of BCG into the Corporation.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Parties agree as follows:

1. Termination. Effective immediately upon the Conversion, and contingent upon the Conversion, the Director Agreement shall terminate; provided that (a) Director shall continue to serve as a trustee of the Trust until his successor is elected or appointed or qualified or until his earlier resignation or removal, and (b) Director’s employment by The Beneficient Company Group (USA), L.L.C. shall not be effected by the termination of Director’s position as a director of Ben Management.

2. Condition. The Parties acknowledge and agree that this Termination Agreement is subject to and conditioned upon the Conversion and shall not take effect until the consummation of the Conversion in accordance with the terms and conditions of the BCA.

3. Authority. Each Party executing this Termination Agreement hereby represents and warrants that (a) it has the full right, power, and authority to executive this Termination Agreement and perform its obligations hereunder; (b) the terms, covenants and obligations contained herein are binding upon it; and (c) the execution of this Termination Agreement by the individual whose signature is set forth on the signature pages hereto on behalf of such Party, and the delivery of this Termination Agreement by such Party, has been duly authorized by all necessary action on the part of such Party.

4. Entire Agreement. This Termination Agreement supersedes all prior agreements, whether written or oral, of the Parties hereto with respect to the subject matter contained herein among the Parties (including, without limitation, the Director Agreement); provided, that this Termination Agreement does not impair the rights or obligations under the Director Agreement that have accrued prior to the effectiveness of this Termination Agreement or which by their nature or terms survive the termination of the Director Agreement.

5. Governing Law. This Termination Agreement is made in, and shall be governed, enforced and construed under the laws of the State of Texas without regard to any conflict of law provisions of any jurisdiction.

6. Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which, including those received via facsimile transmission or email (including in PDF format), shall be deemed an original, and all of which shall constitute one and the same Termination Agreement.

7. Successors and Assigns. This Termination Agreement shall be binding upon, and inure to the benefit of the Parties hereto and each of their respective permitted successors, assigns, heir, executors and administrators.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

BENEFICIENT MANAGEMENT, L.L.C.

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President and Chief Legal Officer

THE BENFICIENT COMPANY GROUP, L.P.

By:	BENEFICIENT MANAGEMENT, L.L.C., its sole general partner

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Authorized Signatory

BENEFICIENT MANAGEMENT COUNSELORS, L.L.C.

By:	/s/ Jamie Crable
Name:	Jamie Crable
Title:	Authorized Signatory

BENEFICIENT HOLDINGS INC.

By:	/s/ Jamie Crable
Name:	Jamie Crable
Title:	Authorized Signatory

JAMES G. SILK

By:	/s/ James G. Silk
Name:	James G. Silk

[ Signature Page to Termination of Director Agreement]